Exhibit 99.1

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, I hereby consent to be named in the Registration Statement on Form F-3 of Vodafone Group Plc and any amendments and supplements thereto, as a nominee to the board of directors of Vodafone Group Plc and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Luka Mucic

Name:	Luka Mucic

Date:	July 26, 2023